SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

MERCANTILE BANKSHARES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Mercantile Bankshares Corporation pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

On October 27, 2006, the following was made available to the employees of Mercantile Bankshares Corporation.

PNC - MBC Merger News

For the associates of Mercantile Bankshares Corporation

October 27, 2006

     It has only been two weeks since the announcement that PNC Financial Services Group and Mercantile Bankshares Corporation will merge to form a financial services power house serving the greater mid-Atlantic region. While much of our early activity has been focused on responding to inquiries from our customers, the press and other interested parties, we also have been working to form an integration team whose members will lead the effort to bring our two firms together over the next 10 to 12 months in a way that respects our employees and enables us to continue delivering exceptional service to our customers. Our efforts will be guided by these key principles:

  Demonstrate respect for our associates.
  Continue to deliver exceptional customer service and continue to attract, grow and retain customers.
  Lay the organizational foundation for future growth.
  Ensure teamwork and a customer-focused approach.
  Maximize the value of the franchise.

The Integration Team

     Michael Paese, Mercantile Chief Administrative Officer and Deputy General Counsel, and Joe Rockey, PNC Bank Executive Vice President, will oversee the integration effort. Integration Team leaders have been named and include executives from both Mercantile and PNC. An organizational chart listing leadership of both the Mercantile and PNC teams is posted on MercNet (PNC/MBC Merger News; Teams, Timelines and Events). The Integration Team leaders will be assembling a number of subteams made up of many people from both organizations who will address customer retention, services of each business line, customer and employee communications, human resources, finance, operations, facilities, legal and other issues. Our objective over the next two months is to develop an integration strategy and begin integration planning.

The Integration Process

     A summary of the major steps and milestones related to the integration is also posted on MercNet (PNC/MBC Merger News; Teams, Timelines and Events). The key elements in the merger process can be divided into three phases:

· Phase I – Regulatory and Legal Filings

The legal teams are in the process of completing the applications, which will then be submitted to the appropriate regulatory entities. Also, Mercantile will hold a shareholder meeting to vote on the proposed transaction.

· Phase II – Business Strategy Review

This is an intensive process involving people from across both organizations, and the work has already begun. Goals through this phase include defining the business models, products and organizational structure of the combined organization; identifying conversion strategies; and analyzing Mercantile’s infrastructure.

· Phase III – Customer, Employee and Systems Conversion

This phase includes detailed communications with customers and employees, employee training on new systems and processes, and thorough systems testing and operational conversion.

     Of course, with any project of this magnitude, changes to the process and schedule can occur, and we will keep you updated as changes are made.

     We realize that you have many questions regarding the transition, and we will work hard to provide you with answers. Please understand that our ability to respond to your immediate need for information will be constrained by two factors.

  First is the complexity of the integration process. We have much to discover about one another. We need to build a reliable and accurate fact base for each company and to understand how each piece fits with a strategy that will result in the best decisions possible for our customers, our employees and our shareholders. This time-consuming up-front work is very important and will assure the quality results we are all striving to achieve.

  The second constraint is related to regulatory restrictions. There are limits placed on us by regulatory bodies that prohibit us from sharing certain information with each other and from making some integration decisions public until after shareholder and regulatory approvals are received and the transaction is officially closed, which we anticipate to happen in the first quarter of 2007.

     It is important to remember that until we receive regulatory and shareholder approvals and close on the transaction, we must continue to operate as two separate organizations.

     Rumor and speculation will be inevitable in the weeks and months ahead. You should rely on Merger News for the facts. While we will have little to report for the next several weeks as we work through the discovery phase, there will be much to report later, and we promise to communicate decisions in a timely and respectful manner. In addition, if you have questions and concerns, please do not hesitate to contact the Merger Communications Team through the link on the home page of MercNet, or speak directly with your manager.

     There is much work to be done in the coming months. We ask that you continue to play your most important role – providing the same high level of service to your customers and colleagues that has distinguished your performance in the past. We are very excited by the opportunities for growth that we believe exist with this partnership, and we look forward to applying the strengths of both organizations as we work to achieve this growth.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this document speak only as of the date of the docment, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively). In addition, forward-looking statements in this document are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

  Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.
  The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.
  The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.
  The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.